Exhibit 2.3
Execution Version

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

AMENDMENT TO ASSET PURCHASE AGREEMENT
This Amendment (this “Amendment”), executed by the parties hereto on July 25, 2025, to that certain Asset Purchase Agreement, dated as of April 23, 2024 (as amended from time to time, the “Purchase Agreement”), by and among Seagate Technology LLC, a Delaware limited liability company, Seagate Singapore International Headquarters Pte. Ltd., a private company incorporated under the laws of Singapore (collectively, the “Sellers”), Avago Technologies International Sales Pte. Limited, a private company incorporated under the laws of Singapore (“Buyer”), and solely for purposes of Section 6.3 and Section 6.7 thereto, Seagate Technology Holdings PLC, a public company incorporated under the laws of Ireland (“Seller Parent” and, collectively with Sellers and Buyer, the “Parties” and, each individually, a “Party”), is made and entered into by and among the Parties effective as of April 23, 2024.
Recitals
WHEREAS, pursuant to Section 7.1 of the Purchase Agreement, the Parties may amend the Purchase Agreement at any time by a written agreement executed by each of the Parties.
WHEREAS, the Parties have determined to amend the Purchase Agreement as set forth herein.
Agreement
NOW, THEREFORE, in consideration of the foregoing premises, the respective agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Defined Terms. Any capitalized terms used but otherwise not defined herein shall have the meaning ascribed to such term in the Purchase Agreement.
2.Amendments.
(a)Section 2.1(a) of the Sellers Disclosure Schedules is hereby deleted in its entirety and replaced with Section 2.1(a) of the disclosure schedules delivered by Sellers to Buyer in connection with the execution of this Amendment (the “Amendment Disclosure Schedules”). For the avoidance of doubt, (i) all references to “Purchased Contracts” in the Purchase Agreement and the Transaction Documents, as applicable, shall be read to mean “Purchased Contracts” as amended by this Amendment, and (ii) all references to “Section 2.1(a)(iv) of these Seller Disclosure Schedules” (including all references to “Sections 2.1(a)(iv)(A) and (B) of these Seller Disclosure Schedules”) in the Sellers Disclosure Schedules shall be read to mean “Section 2.1(a)(iv) of the Amendment Disclosure Schedules”.
(b)Annex 2.1(a)(i) to the Sellers Disclosure Schedules is hereby deleted in its entirety and replaced with Annex 2.1(a)(i) to the Amendment Disclosure Schedules. For the avoidance of doubt, all references to “Purchased Assets” in the Purchase Agreement shall be read to mean “Purchased Assets” as amended by this Amendment.
(c)Annex 2.1(a)(iii) to the Sellers Disclosure Schedules is hereby deleted in its entirety and replaced with Annex 2.1(a)(iii) to the Amendment Disclosure Schedules. For the avoidance of doubt, all references to “Purchased Assets” in the Purchase Agreement shall be read to mean “Purchased Assets” as amended by this Amendment.

(d)Annex 2.1(b)(i) to the Sellers Disclosure Schedules is hereby deleted in its entirety and replaced with Annex 2.1(b)(i) to the Amendment Disclosure Schedules. For the avoidance of doubt, all references to “Excluded Assets” in the Purchase Agreement shall be read to mean “Excluded Assets” as amended by this Amendment.
(e)Section 1.1(e) of the Sellers Disclosure Schedules is hereby deleted in its entirety and replaced with Section 1.1(e) of the Amendment Disclosure Schedules. For the avoidance of doubt, (i) all references to “Seller Intellectual Property Rights” in the Purchase Agreement and the Transaction Documents, as applicable, shall be read to mean “Seller Intellectual Property Rights” as amended by this Amendment, and (ii) all references to “Section 1.1(e) – Seller Intellectual Property Rights – Patents of these Sellers Disclosure Schedules” in the Sellers Disclosure Schedules shall be read to mean “Section 1.1(e) – Seller Intellectual Property Rights – Patents of the Amendment Disclosure Schedules”.
(f)Section 1.1(g) of the Sellers Disclosure Schedules is hereby deleted in its entirety and replaced with Section 1.1(g) of the Amendment Disclosure Schedules. For the avoidance of doubt, all references to “Seller Technology” in the Purchase Agreement shall be read to mean “Seller Technology” as amended by this Amendment.
(g)Section 3.4 of the Sellers Disclosure Schedules is hereby deleted in its entirety and replaced with Section 3.4 of the Amendment Disclosure Schedules. For the avoidance of doubt, all references to “Section 3.4(b) of these Sellers Disclosure Schedules” in the Sellers Disclosure Schedules shall be read to mean “Section 3.4(b) of the Amendment Disclosure Schedules”.
(h)Section 3.8 of the Sellers Disclosure Schedules is hereby deleted in its entirety and replaced with Section 3.8 of the Amendment Disclosure Schedules. For the avoidance of doubt, all references to “Business Contracts” in the Purchase Agreement and the Transaction Documents, as applicable, shall be read to mean “Business Contracts” as amended by this Amendment.
(i)Section 6.7(g) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“Sellers shall, promptly after Closing, use commercially reasonable efforts to record with the USPTO assignments from the respective inventors to the applicable Seller in respect of U.S. Patent No. 9,473,266 (Scheduling strategies for iterative decoders).”
3.Additional Agreements.
(a)Royalty Payments.
i.[*]
ii.[*]
(b)Limited Effect. Except as specified in this Amendment, all terms and conditions of the Purchase Agreement, including the Sellers Disclosure Schedules, shall continue in full force and effect in accordance with its terms.
(c)Severability. If any one or more of the provisions set forth herein, including any portion of the amendments set forth in Section 2, is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party), it being intended that each of the parties’ rights and privileges shall be enforceable to the fullest extent permitted by applicable Laws, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party). In such case, the parties shall negotiate in good faith to amend this Amendment to replace the illegal, invalid or unenforceable provision with a legal, valid and enforceable provision that reflects the parties’ intent as closely as possible.
(d)Third Parties. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give to any Person any rights or remedies under or by reason of this Amendment nor be relied upon, other than by the parties hereto and their respective permitted successors and assigns.
(e)Certain Provisions. The provisions contained in Sections 1.1 (Definitions), 7.1 (Amendment and Waiver), 7.2 (Notices), 7.3 (Binding Agreement; Assignment), 7.5 (Construction), 7.6 (Headings), 7.8 (Governing Law), 7.9 (Consent to Jurisdiction), 7.10 (Counterparts; Delivery by Facsimile), 7.11 (Waiver of Jury Trial) and 7.12 (No Third-Party Beneficiaries) of the Purchase Agreement shall apply to this Amendment as if they were more fully set forth in this Amendment mutatis mutandis, as applicable, and with all references to “Agreement” therein replaced with references to this Amendment.
(f)References. Any reference to the Purchase Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.
(g)Entire Agreement. This Amendment and the Purchase Agreement, as amended by this Amendment, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such parties, verbal or written, relating to the subject matter hereof.
[Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

AVAGO TECHNOLOGIES INTERNATIONAL SALES PTE. LIMITED

By:____________________________
Name:
Title:

SEAGATE TECHNOLOGY LLC
By:____________________________
Name:
Title:

SEAGATE SINGAPORE INTERNATIONAL HEADQUARTERS PTE. LTD.
By:____________________________
Name:
Title:
and, solely for purposes of Section 6.3 and Section 6.7 of the Agreement:

SEAGATE TECHNOLOGY HOLDINGS PLC
By:____________________________
Name:
Title:

Annex A

[Intentionally Omitted]

Annex B

[Intentionally Omitted]